Exhibit 99.1

Release

DEUTSCHE BANK TO ACQUIRE MORTGAGEIT HOLDINGS, INC.

NEW YORK, July 12, 2006 – Deutsche Bank (XETRA: DBKGn.DE / NYSE: DB) announced today the signing of a definitive agreement to acquire MortgageIT Holdings, Inc. (NYSE: MHL), a residential mortgage real estate investment trust (REIT), for $14.75 in cash per share of common stock, or an estimated $429 million (EUR 338 million) in the aggregate. The transaction is expected to close in the fourth quarter of 2006, subject to various closing conditions including MortgageIT Holdings’ shareholders’ approval and customary regulatory approvals.

This acquisition is expected to be earnings accretive in 2007 and will add significant platform scale and synergies to Deutsche Bank’s existing US residential mortgage franchise. It is a key element of the Bank’s build-out of a vertically integrated mortgage origination and securitization platform.

MortgageIT Holdings owns MortgageIT, Inc., a residential mortgage lender that employs approximately 2,100 people in 50 branches, and is licensed to originate residential mortgage loans in all 50 states. In 2005, MortgageIT grew its loan originations approximately 124% over 2004, to $29.2 billion, and is one of the fastest-growing and largest residential mortgage loan originators in the US.

Upon closing, the operating company, MortgageIT, Inc., will become a part of Deutsche Bank’s Residential Mortgage Backed Securities (RMBS) business, which is based in New York. Deutsche Bank’s acquisition of MortgageIT is the latest in a series of steps taken to significantly increase its presence in the US mortgage markets. The Bank has built a correspondent lending business which is on track to purchase approximately $10 billion in residential mortgage loans this year. In May, Deutsche Bank entered into a definitive agreement to purchase Chapel Funding LLC, a sub-prime wholesale mortgage originator which is expected to originate approximately $2 billion in mortgages in 2006.

“As Deutsche Bank continues to grow its RMBS business, we believe the vertical integration of a leading mortgage originator like MortgageIT will provide significant competitive advantages, such as access to a steady source of product for distribution into the mortgage capital markets,” said Phil Weingord, Head of Global Markets for the Americas. “MortgageIT is a significant lender in the prime Alt-A residential mortgage sector. Uniting their business with our other channels of mortgage loan origination coupled with our trading, structuring and distribution capabilities will further advance our position as a leading RMBS player.”

“The MortgageIT team has built an outstanding business, and we are extremely pleased to have them join our effort as we continue to expand our mortgage securitization platform in the US and globally,” said Anshu Jain, Head of Global Markets and Member of the Deutsche Bank Group Executive Committee. “We believe there is a tremendous opportunity to provide additional products and services to clients in the US mortgage market. Together with our new colleagues from MortgageIT, we look forward to driving the market’s evolution.”

“Our company has been an outstanding growth story in residential mortgage lending in recent years. Partnering our industry-leading team with the institutional capital markets expertise and backing of a world-class financial institution like Deutsche Bank is a perfect marriage”, said Doug Naidus, Chairman and Chief Executive Officer of MortgageIT. “This transaction will enable us to accomplish our mutual goal of becoming a top player in the US residential lending and securitization markets in short order”.

For further information, please call:

Deutsche Bank

Press & Media Relations	Investor Relations
Rohini Pragasam	+49 69 910 35395 (Frankfurt)
212-250-4516
Ted Meyer	+1 212 250 7125 (New York)
212-250-7253	db.ir@db.com

MortgageIT Holdings, Inc.

Investor Relations	Brainerd Communicators, Inc.
Sean McGrath	Jeff Majtyka
212-651-4637	212-986-6667

About Deutsche Bank

Deutsche Bank is a leading global investment bank with a strong and profitable private clients franchise. A leader in Germany and Europe, the bank is continuously growing in North America, Asia and key emerging markets. With Euro 1,035 billion in assets and 64,103 employees, Deutsche Bank offers unparalleled financial services in 73 countries throughout the world. The bank competes to be the leading global provider of financial solutions for demanding clients creating exceptional value for its shareholders and people.

www.db.com

About MortgageIT Holdings, Inc.

MortgageIT Holdings, Inc. (NYSE: MHL) is a self-administered mortgage real estate investment trust (“REIT”) focused on the residential lending market. The Company self-originates its investment portfolio of high quality adjustable rate mortgage (“ARM”) loans through MortgageIT, Inc., its wholly owned residential mortgage banking subsidiary. MortgageIT, Inc. is a full- service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT Holdings is organized and conducts its operations to qualify as a REIT for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings’ taxable REIT subsidiary. For more information, please visit http://www.mortgageitholdings.com.

This Release contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about Deutsche Bank’s and MortgageIT Holdings’ beliefs and expectations. Any statement in this Release that states Deutsche Bank’s or MortgageIT Holdings’ intentions, beliefs, expectations or predictions (and the assumptions underlying them) is a forward-looking statement. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank or MortgageIT Holdings, as applicable. Forward-looking statements therefore speak only as of the date they are made, and neither Deutsche Bank nor MortgageIT Holdings undertakes any obligation to update publicly any of them in light of new information or future events.

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include: the conditions in the financial markets in Germany (in the case of

Issued by the Deutsche Bank AG New York Press & Media Relations Office, 60 Wall Street, New York, NY 10005     Tel. 212-250-7171     Fax. 212-797-0279

Deutsche Bank), in Europe (in the case of Deutsche Bank), in the United States and elsewhere from which Deutsche Bank and MortgageIT Holdings derive a substantial portion of their respective revenues; potential defaults of borrowers or trading counterparties; the implementation of their respective management agendas; the reliability of their respective risk management policies, procedures and methods; and other risks referenced in their respective filings with SEC. With respect to Deutsche Bank, such factors are described in detail in its SEC Form 20-F filed on 23 March 2006, on pages 7 through 13 under the heading “Risk Factors.” Copies of this document are readily available upon request or can be downloaded from www.deutsche-bank.com/ir. With respect to MortgageIT Holdings, Inc., such factors are described in detail in its SEC Form 10-K, filed on March 15, 2006, on pages 11 through 29 under the heading “Risk Factors.” Copies of this document are readily available upon request or can be downloaded from www.mortageitholdings.com or www.sec.gov.

Notice to MortgageIT Investors

MortgageIT Holdings intends to file a proxy statement in connection with the proposed merger. MortgageIT Holdings investors and security holders should read the proxy statement and other relevant materials when they become available, because they will contain important information about MortgageIT Holdings and the proposed merger. In addition to the documents described above, MortgageIT Holdings files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by MortgageIT Holdings are available without charge at the SEC’s website, at www.sec.gov, or from the MortgageIT Holdings’ website at www.mortgageitholdings.com, under the heading Financial Reports – SEC Filings.

MortgageIT Holdings and its directors and executive officers may be deemed to be participants in the solicitation of proxies from MortgageIT Holdings stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of MortgageIT Holdings is set forth in the MortgageIT Holdings proxy statement for its 2006 annual meeting which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

Issued by the Deutsche Bank AG New York Press & Media Relations Office, 60 Wall Street, New York, NY 10005     Tel. 212-250-7171     Fax. 212-797-0279